EXHIBIT 21

                         Subsidiaries of the Registrant


The following is a list of subsidiaries of Charming Shoppes, Inc., the names under which such subsidiaries do business, and the state or country in which each was organized, as of January 29, 2005:

                                                                State or
                                                             Jurisdiction of
Name                                                          Incorporation
----                                                          -------------
C.S.A.C., Inc. .......................................        Delaware
C.S.F., Corp. ........................................        Delaware
C.S.I.C., Inc. .......................................        Delaware
Catherines C.S.A.C., Inc. ............................        Delaware
Catherines C.S.I.C., Inc. ............................        Delaware
Catherines of California, Inc. .......................        California
Catherines of Nevada, Inc. ...........................        Nevada
Catherines of Pennsylvania, Inc. .....................        Tennessee
Catherines Partners-Washington, G.P ..................        Washington
Catherines Partners-Texas, L.P. ......................        Tennessee
Catherines Partners-Indiana, L.L.P ...................        Indiana
Catherines Stores Corporation ........................        Tennessee
Catherines Stores of Indiana, Inc. ...................        Indiana
Catherines Stores of Texas, Inc. .....................        Texas
Catherines, Inc. .....................................        Delaware
Catherines.com, Inc. .................................        Delaware
Catherines.com, Inc. .................................        Tennessee
Charm-Fin Stores, Inc. ...............................        Delaware
Charming J V, Inc. ...................................        Delaware
Charming Shoppes Interactive, Inc. ...................        Delaware
Charming Shoppes of Delaware, Inc. ...................        Pennsylvania
Charming Shoppes Receivables Corp. ...................        Delaware
Charming Shoppes Seller, Inc. ........................        Delaware
Charming Shoppes Street, Inc. ........................        Delaware
CS Insurance Ltd. ....................................        Bermuda
CS Investment Company ................................        Delaware
CSBC, Inc. ...........................................        Delaware
CSD Acquisition Corp. ................................        Delaware
CSGC, Inc. ...........................................        Ohio
CSHC, Inc. ...........................................        Delaware
CSI Charities, Inc. ..................................        Pennsylvania
CSI Industries, Inc. .................................        Delaware
CSI-DR, Inc. .........................................        Dominican Republic
CSIM, Inc. ...........................................        Delaware
Diversified Fashions, Inc. ...........................        Pennsylvania
Ericool Co. Ltd. .....................................        Hong Kong
Evatone Trading Ltd. .................................        Hong Kong
Fashion Bug of California, Inc. ......................        California
Fashion Service Corp. ................................        Delaware
Fashion Service Fulfillment Corporation ..............        Delaware
Fashion Service Protection Corporation ...............        Pennsylvania
FB Apparel, Inc. .....................................        Indiana
FB Clothing, Inc. ....................................        Indiana
FB Distro, Inc. ......................................        Indiana
FB Distro SM, Inc. ...................................        Indiana
FSHC, Inc. ...........................................        Delaware
International Apparel, Inc. ..........................        Pennsylvania
J.P.A. Clothing Company ..............................        Georgia
KAFCO Development Co., Inc. ..........................        Pennsylvania
Kirkstone Ltd. .......................................        Hong Kong
KS Investments Ltd. ..................................        Bermuda
LANCO, Inc. ..........................................        Delaware
Lane Bryant Purchasing Corporation ...................        Delaware
Lane Bryant, Inc. ....................................        Delaware
LBH, Inc. ............................................        Nevada
M AND A Joint Ventures, LLC ..........................        Delaware
Modern Woman Holdings, Inc. ..........................        Delaware
Modern Woman Specialty, Inc. .........................        California
Modern Woman, Inc. (Delaware) ........................        Delaware
Modern Woman, Inc. (MI) ..............................        Michigan
Rose Merge Sub, Inc. .................................        Tennessee
Sentani Trading Ltd. .................................        Hong Kong
Sierra Nevada Factoring, Inc. ........................        Nevada
Specialty Fixtures, Inc. .............................        Pennsylvania
Spirit of America Promotions, Inc. ...................        Ohio
Spirit of America, Inc. ..............................        Delaware
Venice Acquisition Corporation .......................        Delaware
W.L. Distributors, Inc. ..............................        Pennsylvania
White Marsh Distribution, LLC ........................        Maryland
Winks Lane, Inc. .....................................        Pennsylvania
Yardarm Trading Ltd. .................................        Hong Kong

1901 Other companies(1) ..............................        Various

------------------

(1) Consists primarily of consolidated wholly-owned subsidiary companies doing business as retail women's apparel stores under the names Fashion Bug, Fashion Bug Plus, Catherines, and Lane Bryant.